Exhibit 99

News Release

Date: July 18, 2006	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

The financial information presented in this news release represents preliminary financial results.

Mid-State Bancshares Reports Earnings of $0.39 Per Share for Second Quarter of 2006

ARROYO GRANDE, CA - Mid-State Bancshares (the Company) [NASDAQ: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported diluted earnings of $0.39 per share for the second quarter of 2006 on net income of $8.9 million.  Results in the quarter were impacted by a $2.4 million increase in non-interest expense reflecting, primarily, increases in staffing for growth and compliance, benefit cost increases and adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment”, which changes the method of accounting for costs of stock options and other equity compensation.  The adoption of the new accounting statement alone reduced earnings by approximately $408,000 after tax, or $0.02 per share. Net income for the second quarter of 2005 was $9.5 million, or $0.41 per share.

For the first six months of 2006, net income was $17.7 million, or $0.78 per share, compared to $18.6 million and $0.79 per share for the first six months of 2005.  Adoption of the new statement reduced 2006 earnings by approximately $805,000 for the first six months, or $0.04 per share.

In the wake of increases in short term interest rates throughout 2005 and early 2006, the Company’s net interest margin improved to 5.61% (6.01% on a taxable equivalent basis) for the first half of 2006, up from the 2005 period’s level of 5.30% (5.72% on a taxable equivalent basis).  “The Company’s net interest margin, which had generally been increasing in the rising rate environment of 2005, has flattened out in 2006 in the wake of intense deposit competition and has meant relatively flat net interest income for the Company in recent quarters,”   said James G. Stathos, executive vice president and chief financial officer.  “Average loans in the second quarter of 2006 were 2.7% ahead of the first quarter of this year but deposits decreased.  Securing deposits at a reasonable cost to fund loan growth is an ongoing challenge.  The Company has promotions planned during the balance of the year to bolster deposit growth.”

“Despite current challenges, earnings and key financial ratios were slightly improved in the second quarter of 2006 compared to the first quarter of this year,” noted James W. Lokey, president and chief executive officer.  “Net income increased to just over $8.9 million from slightly less than $8.8 million in the prior quarter.  Additionally, the Company’s Return on Assets improved to 1.52% from 1.50% in the prior quarter and the Company’s Return on Equity increased to 13.17% from 12.77% in the first quarter.  We are also pleased to be opening our new Westlake Village office in the Ventura County market very soon where we believe business opportunities are significant.”

The loan portfolio reached $1.56 billion at June 30, 2006, compared to $1.49 billion one year ago.  The Company saw growth in its loan portfolio in both the residential and non-residential real estate sectors.  Real estate secured loans, excluding construction and land development loans and home equity credit lines, total approximately $846 million or 54% of the loan portfolio.  Management believes that with increased interest rates and more intense pricing pressure affecting competition, the growth rates enjoyed in this sector of the loan portfolio are likely to slow.  Therefore, additional emphasis in 2006 is being placed on growing the Company’s commercial and industrial loans.

Non-performing asset levels are negligible, having fallen to $261,000 at period-end from $5.2 million one year earlier.  The Company’s allowances for losses to loans was 0.9% of total gross loans compared to 1.0% one year earlier.  Management believes the Company’s allowances are appropriate to cover the losses inherent in the loan portfolio at the current time.

Total assets of the Company decreased 1.0% to $2.33 billion at quarter-end, down from $2.35 billion one year earlier.  Deposits decreased 1.9% to $1.99 billion at quarter-end, down from $2.03 billion one year earlier.  Demand deposits decreased to $521.5 million, down from $561.4 million one year earlier.  Time deposits increased to $466.3 million from $415.2 million.  Other interest bearing deposit categories including NOW, money market and savings declined by $50.7 million compared to the year earlier period.

Total non-interest income for the quarter increased to $6.0 million from $5.4 million in the comparable 2005 period.  For the full 6 months, non-interest income was $10.9 million in 2006 compared to $10.8 million in 2005.  The 2005 results were bolstered by a $330,000 gain on a life insurance policy in the first quarter of that year which did not recur in 2006.  2006 results benefited from a $325,000 gain in the second quarter representing the Company’s proportional interest in a sold merchant processing business in which it had an interest.  The Company also benefited from increases in service charges and fees, primarily the result of increased NSF fees, in the 2006 periods compared to the like 2005 periods.  These were partially offset by declines in net gains on sale of securities and sale of loans held for sale.

Total non-interest expense was $21.6 million in the second quarter of 2006 compared to $19.2 million in the like 2005 period.  Year-to-date, non-interest expense increased from $37.5 million in 2005 to $42.6 million this year.  Approximately $473,000 of the increase for the quarter and $913,000 of the year-to-date increase relates to the aforementioned expense of adopting SFAS No. 123R.  An additional $1.2 million of the increase across the two quarters, and $1.3 million across the two six month periods, represents higher salary expense relating to a combination of hiring additional personnel to staff up for the soon to be opened Westlake Village branch location, increasing staff for compliance purposes (especially as it relates to Bank Secrecy Act and U.S.A. Patriot Act provisions) and regular salary increases across the Company.  Benefit costs also increased $299,000 and $811,000 in comparing the three month and six month periods ending June 30, respectively, primarily for increased group insurance costs and incentive programs.  Professional services increased $103,000 across the comparable quarters and between the two six month periods, were up $882,000, primarily for increased consulting services and accounting services.  The balance of the increases across the time periods consisted of a number of smaller increases over several line items.

2

On June 15, 2005 the Board authorized the repurchase of up to five percent of its outstanding shares, or up to 1,141,373 additional shares of the Company’s common stock.  This authorization does not have an expiration date.  The Company repurchased 308,251 and 524,082 shares of its common stock for the three month and six month periods ended June 30, 2006, respectively, at an average price of $27.52 and $27.92 per share, respectively.  As of June 30, 2006, the Company is continuing the program and can repurchase up to 292,593 additional shares under the current authorization.  For the three months and six months ended June 30, 2005, 315,787 and 509,557 shares were repurchased, respectively, at an average price of $26.06 and $26.52, respectively.

In other matters concerning capital, the Board of Directors approved a quarterly cash dividend of $0.18 per share in the second quarter of 2006, identical to its first quarter 2006 level.  The rate was $0.16 per share in each of the like 2005 periods.

Mid-State Bancshares is a $2.3 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 40 offices serving more than 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of its operation and interest rates, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company’s beliefs and expectations concerning future operating results, (v) the growth of its loan portfolio and its net interest margin and (vi) the strength of the economy in its service area.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

###

3

Consolidated Financial Data  —  Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Interest Income (not taxable equivalent)	$36,030	$31,654	$70,765	$61,136
Interest Expense	6,578	3,694	11,844	6,407
Net Interest Income	29,452	27,960	58,921	54,729
(Benefit)/Provision for Loan Losses	—	—	—	—
Net Interest Income after provision for loan losses	29,452	27,960	58,921	54,729
Non-interest income	5,959	5,378	10,939	10,773
Non-interest expense	21,589	19,211	42,551	37,546
Income before income taxes	13,822	14,127	27,309	27,956
Provision for income taxes	4,899	4,615	9,612	9,354
Net Income	$8,923	$9,512	$17,697	$18,602

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Per share:
Net Income - basic	$0.40	$0.42	$0.79	$0.81
Net Income - diluted	$0.39	$0.41	$0.78	$0.79
Weighted average shares used in Basic E.P.S. calculation	22,246	22,884	22,344	22,951
Weighted average shares used in Diluted E.P.S. calculation	22,706	23,381	22,828	23,468
Cash dividends	$0.18	$0.16	$0.36	$0.32
Book value at period-end			$12.08	$12.04
Tangible book value at period end			$9.64	$9.63
Ending Shares			22,121	22,810
Financial Ratios
Return on assets	1.52%	1.63%	1.51%	1.61%
Return on tangible assets	1.56%	1.67%	1.55%	1.65%
Return on equity	13.17%	13.87%	12.97%	13.60%
Return on tangible equity	16.44%	17.34%	16.14%	17.00%
Net interest margin (not taxable equivalent)	5.61%	5.37%	5.61%	5.30%
Net interest margin (taxable equivalent yield)	6.00%	5.79%	6.01%	5.72%
Net loan (recoveries) losses to avg. loans	0.02%	0.06%	0.01%	0.06%
Efficiency ratio	61.0%	57.6%	60.9%	57.3%
Period Averages
Total Assets	$2,347,097	$2,339,887	$2,361,014	$2,323,193
Total Tangible Assets	2,293,114	2,284,853	2,306,924	2,267,989
Total Loans (includes loans held for sale)	1,560,602	1,460,506	1,540,413	1,447,401
Total Earning Assets	2,107,590	2,088,566	2,118,473	2,084,110
Total Deposits	1,998,463	2,022,691	2,014,818	2,007,110
Common Equity	271,704	275,100	275,179	275,842
Common Tangible Equity	217,721	220,067	221,089	220,638
Balance Sheet - At Period-End
Cash and due from banks			$97,563	$116,891
Investments and Fed Funds Sold			522,091	606,462
Loans held for sale			8,933	10,871
Loans, net of deferred fees, before allowance for loan losses			1,564,169	1,490,366
Allowance for Loan Losses			(11,855)	(13,403)
Goodwill and core deposit intangibles			53,887	54,885
Other assets			92,872	85,024
Total Assets			$2,327,660	$2,351,096

Non-interest bearing deposits			$521,469	$561,435
Interest bearing deposits			1,464,783	1,464,293
Other borrowings			49,726	25,331
Allowance for losses - unfunded commitments			1,880	1,759
Other liabilities			22,693	23,623
Shareholders’ equity			267,109	274,655
Total Liabilities and Shareholders’ Equity			$2,327,660	$2,351,096
Asset Quality & Capital - At Period-End
Non-accrual loans			$261	$5,152
Loans past due 90 days or more			—	—
Other real estate owned			—	—
Total non performing assets			$261	$5,152

Allowance for losses to loans, gross (1)			0.9%	1.0%
Non-accrual loans to total loans, gross			0.0%	0.3%
Non performing assets to total assets			0.0%	0.2%

Allowance for losses to non performing loans (1)			5262.5%	294.3%
Equity to average assets (leverage ratio)			9.4%	9.4%
Tier One capital to risk-adjusted assets			11.2%	11.6%
Total capital to risk-adjusted assets			11.9%	12.5%

(1)             Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data  —  Mid-State Bancshares

(Unaudited)	Quarter Ended
(In thousands, except per share data)	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Interest Income (not taxable equivalent)	$36,030	$34,735	$34,267	$32,923	$31,654
Interest Expense	6,578	5,266	4,772	4,324	3,694
Net Interest Income	29,452	29,469	29,495	28,599	27,960
(Benefit)/Provision for Loan Losses	—	—	—	—	—
Net Interest Income after provision for loan losses	29,452	29,469	29,495	28,599	27,960
Non-interest income	5,959	4,980	5,397	5,271	5,378
Non-interest expense	21,589	20,962	20,655	19,473	19,211
Income before income taxes	13,822	13,487	14,237	14,397	14,127
Provision for income taxes	4,899	4,713	4,840	4,905	4,615
Net Income	$8,923	$8,774	$9,397	$9,492	$9,512
Per share:
Net Income - basic	$0.40	$0.39	$0.42	$0.42	$0.42
Net Income - diluted	$0.39	$0.38	$0.41	$0.41	$0.41
Weighted average shares used in Basic E.P.S. calculation	22,246	22,444	22,546	22,709	22,884
Weighted average shares used in Diluted E.P.S. calculation	22,706	22,951	23,038	23,231	23,381
Cash dividends	$0.18	$0.18	$0.18	$0.16	$0.16
Book value at period-end	$12.08	$12.12	$12.10	$12.01	$12.04
Tangible book value at period end	$9.64	$9.71	$9.69	$9.60	$9.63
Ending Shares	22,121	22,378	22,520	22,623	22,810
Financial Ratios
Return on assets	1.52%	1.50%	1.54%	1.57%	1.63%
Return on tangible assets	1.56%	1.53%	1.58%	1.60%	1.67%
Return on equity	13.17%	12.77%	13.41%	13.65%	13.87%
Return on tangible equity	16.44%	15.85%	16.67%	17.03%	17.34%
Net interest margin (not taxable equivalent)	5.61%	5.61%	5.47%	5.22%	5.37%
Net interest margin (taxable equivalent yield)	6.00%	6.02%	5.88%	5.63%	5.79%
Net loan losses (recoveries) to average loans	0.02%	(0.01%)	(0.10%)	0.49%	0.06%
Efficiency ratio	61.0%	60.8%	59.2%	57.5%	57.6%
Period Averages
Total Assets	$2,347,097	$2,375,086	$2,421,219	$2,401,998	$2,339,887
Total Tangible Assets	2,293,114	2,320,887	2,366,807	2,347,308	2,284,853
Total Loans (includes loans held for sale)	1,560,602	1,520,000	1,478,550	1,517,357	1,460,506
Total Earning Assets	2,107,590	2,129,477	2,138,788	2,172,310	2,088,566
Total Deposits	1,998,463	2,031,355	2,099,061	2,082,464	2,022,691
Common Equity	271,704	278,693	278,092	275,854	275,100
Common Tangible Equity	217,721	224,494	223,679	221,164	220,067
Balance Sheet - At Period-End
Cash and due from banks	$97,563	$113,461	$109,791	$130,602	$116,891
Investments and Fed Funds Sold	522,091	590,191	619,332	649,815	606,462
Loans held for sale	8,933	8,683	10,176	10,391	10,871
Loans, net of deferred fees, before allowance for loan losses	1,564,169	1,546,323	1,519,014	1,497,704	1,490,366
Allowance for Loan Losses	(11,855)	(11,931)	(11,896)	(11,532)	(13,403)
Goodwill and other intangibles (excl OMSR’s)	53,887	54,105	54,323	54,541	54,885
Other assets (incl OMSR’s)	92,872	92,609	90,759	90,852	85,024
Total Assets	$2,327,660	$2,393,441	$2,391,499	$2,422,373	$2,351,096
Non-interest bearing deposits	$521,469	$535,538	$567,782	$589,601	$561,435
Interest bearing deposits	1,464,783	1,515,374	1,501,824	1,516,361	1,464,293
Other borrowings	49,726	47,159	25,903	23,680	25,331
Allowance for losses - unfunded commitments	1,880	1,696	1,761	1,839	1,759
Other liabilities	22,693	22,366	21,667	19,206	23,623
Shareholders’ equity	267,109	271,308	272,562	271,686	274,655
Total Liabilities and Shareholders’ equity	$2,327,660	$2,393,441	$2,391,499	$2,422,373	$2,351,096

Asset Quality & Capital - At Period-End
Non-accrual loans	$261	$1,701	$2,463	$8,323	$5,152
Loans past due 90 days or more	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non performing assets	$261	$1,701	$2,463	$8,323	$5,152
Allowance for losses to loans, gross (1)	0.9%	0.9%	0.9%	0.9%	1.0%
Non-accrual loans to total loans, gross	0.0%	0.1%	0.2%	0.6%	0.3%
Non performing assets to total assets	0.0%	0.1%	0.1%	0.3%	0.2%
Allowance for losses to non performing loans (1)	5262.5%	801.1%	554.5%	160.7%	294.3%
Equity to average assets (leverage ratio)	9.4%	9.4%	9.2%	9.2%	9.4%
Tier One capital to risk-adjusted assets	11.2%	11.4%	11.6%	11.5%	11.6%
Total capital to risk-adjusted assets	11.9%	12.2%	12.3%	12.2%	12.5%

(1)             Includes allowance for loan losses and allowance for losses - unfunded commitments